EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-145282 on Form S-3 and Registration Statement
Nos. 333-117811, 333-127876, 333-137332, and 333-149049 on Form S-8 of our reports dated February 27, 2009, relating to the financial statements of MannKind Corporation (a development stage company), and the effectiveness of MannKind Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MannKind Corporation for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Los Angeles, California
February 27, 2009